Exhibit a.2

THE MANAGEMENT OF MANAGERS GROUP OF FUNDS

The undersigned Trustees of The Management of Managers Group of Funds (the “Trust”) have created a number of series of the Trust so that the Trust now consists of the following fourteen series:

Management of Managers Core Equity Fund

Management of Managers Capital Appreciation Fund

Management of Managers Special Equity Fund

Management of Managers Income Equity Fund

Management of Managers International Equity Fund

Management of Managers Precious Metals Fund

Management of Managers Fixed Income Securities Fund

Management of Managers Intermediate Mortgage Securities Fund

Management of Managers Short and Intermediate Fixed Income Securities Fund

Management of Managers Short Term Fixed Income Securities Fund

Management of Managers Money Market Fund

Management of Managers Municipal Bond Fund

Management of Managers Short Term Municipal Bond Fund

Management of Managers Short and Intermediate Government Securities Fund

Each series shall have the relative rights and preferences set forth in resolutions adopted by this Board of Trustees and in the Trust’s Registration Statement.

Each person signing below hereby acknowledges that actions creating the series were duly taken as provided in the Trust’s Declaration of Trust.

Dated: January 23, 1989

/s/ William W. Graulty	/s/ Madeline H. McWhinney
William W. Graulty	Madeline H. McWhinney

/s/ Thomas R. Schneeweis	/s/ James C. Ryan
Thomas R. Schneeweis	James C. Ryan